Exhibit 99.1

ZoomInfo Board Approves Elimination of Up-C Corporate Structure and Move to Single Class of Common Stock

Simplified Corporate Structure Reduces Compliance and Reporting Complexity;
Corporate Governance Enhancements Create Opportunity for Increased Index Inclusion

Vancouver, WA, Sept. 7, 2021 - ZoomInfo, (NASDAQ: ZI) a global leader in go-to-market software, data, and intelligence, today announced that its board of directors has unanimously approved streamlining the Company’s corporate structure and governance by eliminating the Company’s UP-C structure. This approval comes after the majority of OpCo units, along with shares of Class B and Class C common stock, were converted to Class A common shares during the week ending September 3, 2021. As a result of this approval, the Company plans to pursue a reorganization of certain corporate entities, which will result in all shareholders holding the same class of common stock with the same economic and voting interests.

“This is an exciting next step in our evolution as a public company,” said Henry Schuck, ZoomInfo Founder and CEO. “Since our successful IPO last year, ZoomInfo has established itself as a leading software company, consistently delivering a combination of growth and profitability. Just as removing complexity is good for our customers, it’s also good for our investors. With this move to simplify our corporate structure, we further reinforce our commitment to good corporate governance, eliminating multiple share classes, and giving all of our shareholders one vote per share.”

The Company believes that these changes will unlock shareholder value by expanding potential investor appeal through reduced complexity, and more investor friendly corporate governance. The restructuring is expected to enable the Company to become eligible for inclusion in relevant stock indices. Operationally, the Company expects the simplification to reduce compliance and reporting costs, and increase cash flow, as well as increase the flexibility with respect to future transactions and potential acquisitions. The Company expects to record net assets exceeding $800 million related to the conversion of OpCo units to Class A common stock, comprised of deferred tax assets partially offset by the corresponding Tax Receivables agreements (“TRA”) liabilities that will be realized over the next 15-20 years.

The Company is targeting completing the conversion to a single class of common stock in the fourth quarter of 2021.

ZoomInfo has experienced rapid growth since its public listing in June 2020. In the second quarter of 2021, ZoomInfo announced revenue of $174 million, an increase of 57 percent year-over-year, and closed the quarter with a Company record of more than 1,100 customers with $100,000 or greater in annual contract value.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical facts, including, without limitation, statements regarding the anticipated elimination of the Company’s Up-C corporate structure and the related timing and impacts on the Company. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “aim,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed by the Company from time to time with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included such filings. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About ZoomInfo
ZoomInfo (NASDAQ: ZI) is a leader in modern go-to-market software, data, and Intelligence for more than 20,000 companies worldwide. The ZoomInfo platform empowers business-to-business sales, marketing, and recruiting professionals to hit their number by pairing best-in-class technology with unrivaled data coverage, accuracy, and depth of company and contact information. With integrations embedded into workflows and technology stacks, including the leading CRM, Sales Engagement, Marketing Automation, and Talent Management applications, ZoomInfo drives more predictable, accelerated, and sustainable growth for its customers. ZoomInfo emphasizes GDPR and CCPA compliance. In addition to creating the industry’s first proactive notice program, the company is a registered data broker with the states of California and Vermont. Read about ZoomInfo’s commitment to compliance, privacy, and security. For more information about our leading go-to-market software, data, and intelligence, and how they help sales, marketing, and recruiting professionals, please visit www.zoominfo.com.

Investor Contact:
Jeremiah Sisitsky
VP of Investor Relations
617-826-2068
IR@zoominfo.com

Media Contact:
Steve Vittorioso
Director, Communications
978-875-1297
PR@zoominfo.com

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